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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:
/ /  Preliminary proxy statement
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         FABRI-CENTERS OF AMERICA, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         FABRI-CENTERS OF AMERICA, INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4) Proposed maximum aggregate value of transaction:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


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
                             [FABRI-CENTERS LOGO]


                                5555 Darrow Road
                               Hudson, Ohio 44236

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 12, 1996

     The Annual Meeting of Shareholders of Fabri-Centers of America, Inc. will be held at Fabri-Centers Corporate Office, 5555 Darrow Road, Hudson, Ohio, on Wednesday, June 12, 1996, at 1:00 p.m., local time, for the following purposes:

          1. To elect three Directors of the class whose three-year terms of office will expire in 1999;

          2. To consider and act upon a proposal to approve the adoption of the 1996 Stock Option Plan for Non-Employee Directors; and

          3. To transact such other business as may properly come before the meeting.

     All shareholders are cordially invited to attend the meeting, although only those holders of Class A Common Shares of record at the close of business on April 30, 1996 will be entitled to vote at the meeting.

     IF YOU ARE A HOLDER OF CLASS A COMMON SHARES, YOU WILL ALSO FIND ENCLOSED A PROXY CARD. YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE PROVIDED FOR THAT PURPOSE, WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR CLASS A COMMON SHARES IN PERSON.

     The Proxy Statement accompanies this Notice.

                                            BETTY ROSSKAMM, Secretary

May 10, 1996
By Order of the
Board of Directors

                             [FABRI-CENTERS LOGO]

                                5555 Darrow Road
                               Hudson, Ohio 44236

                      1996 ANNUAL MEETING OF SHAREHOLDERS

                                 JUNE 12, 1996


THE PROXY AND     This Proxy Statement is being mailed on or about May 10, 1996,
SOLICITATION      to the shareholders of Fabri-Centers of America, Inc. (the
                  "Company") in connection with the solicitation by the Board of
Directors of the enclosed form of Proxy for the 1996 Annual Meeting of Shareholders to be held on June 12, 1996 (the "Annual Meeting"). If you are a holder of the Company's Class A Common Stock, without par value ("Class A
Common Shares"), you will also find enclosed a proxy card and an envelope in which to return it. Pursuant to the Ohio General Corporation Law, any holder of Class A Common Shares signing and returning the enclosed Proxy has the power to revoke it by giving notice of such revocation to the Company in writing or in the open meeting before any vote with respect to the matters set forth therein is taken. The representation in person or by proxy of at least a majority of the outstanding Class A Common Shares entitled to vote is necessary to provide a quorum at the Annual Meeting. Properly executed proxies marked "abstain" as well as proxies held in street name by brokers that are not voted on all proposals to come before the Annual Meeting ("broker non-votes"), will be considered "present" for purposes of determining whether a quorum has been achieved at the Annual Meeting. The nominees for Directors receiving the greatest number of votes will be elected. As a result, any Class A Common
Shares present in person or by proxy at the Annual Meeting but not voted for any reason have no impact in the election of Directors, except to the extent that the failure to vote for an individual may result in another individual receiving a larger number of votes. The proposal relating to the 1996 Stock Option Plan must be approved by a majority of the holders of the outstanding Class A Common Shares. Abstentions and broker non-votes with respect to such proposal will have the same effect as votes against such proposal.

PURPOSES OF       The Annual Meeting has been called for the purposes of (1)
ANNUAL MEETING    electing three Directors of the class whose three-year terms of office will expire in 1999; (2) considering and acting upon a proposal to approve the adoption of the 1996 Stock Option Plan for Non-Employee Directors; and (3) transacting such other business as may properly come before the meeting.

     The three persons named in the enclosed Proxy have been selected by the Board of Directors and will vote Class A Common Shares represented by valid Board of Directors' Proxies. They have indicated that, unless otherwise indicated in the enclosed Proxy, they intend to vote for the election of the nominees listed below and in favor of the proposal to adopt the 1996 Stock Option Plan for Non-Employee Directors.

     The Company has no knowledge of any other matters to be presented at the Annual Meeting, except the reports of officers on which no action is proposed to be taken. In the event that other matters do properly come before the Annual Meeting, the persons named in the Proxy will vote in accordance with their judgment on such matters.

VOTING            The Board of Directors has fixed the close of business on
SECURITIES        April 30, 1996, as the record date for determining
                  shareholders entitled to notice of, and to vote at, the Annual
                  Meeting. On that date, the Company had outstanding and
entitled to vote at the Annual Meeting 8,914,835 Class A Common Shares. Each Class A Common Share entitles the holder to one vote on all matters properly brought before the meeting. Pursuant to the Amended Articles of Incorporation of the Company, shares of the Company's Class B Common Stock, without par value ("Class B Common Shares"), do not entitle the holders thereof to vote on any matter submitted to the shareholders, except in certain circumstances set forth in the Ohio General Corporation Law, none of which are applicable to the Annual Meeting (Class A Common Shares and Class B Common Shares are hereafter sometimes collectively referred to as "Common Stock"). Under the Ohio General Corporation Law, all of the Class A Common Shares may be voted cumulatively in the election of Directors if any shareholder gives written notice to the President, a Vice President or the Secretary of the Company, not less than 48 hours before the time set for the Annual Meeting, and an announcement of the notice is made at the beginning of the Annual Meeting by the Chairman or the Secretary or by or on behalf of the shareholder giving such notice. Cumulative voting permits a shareholder to (1) cast a number of votes equal to the number of Class A Common Shares owned by the shareholder multiplied by the number of Directors to be elected and (2) cast those votes for only one nominee or distribute them among the nominees. In the event that voting at the election is cumulative, the persons named in the enclosed Proxy will vote the Class A Common Shares represented by valid Proxies on a cumulative basis for the election of the nominees listed below, allocating the votes of such Class A Common Shares in accordance with their judgment. Shareholders of the Company will not be entitled to dissenters' rights with respect to any matter to be considered at the Annual Meeting.

SECURITY          The following table sets forth, as of March 29, 1996, the
OWNERSHIP OF      amount of the Company's Common Stock beneficially owned by
MANAGEMENT        each of its Directors and nominees for Directors, the Chief
                  Executive Officer, the four other most highly compensated executive officers, and all executive officers and Directors of the Company as a group. Unless otherwise indicated, each of the persons listed in the following table has sole voting and investment power with respect to the Common Stock set forth opposite his or her name:

                                      CLASS A COMMON SHARES                CLASS B COMMON SHARES
                                ----------------------------------   ----------------------------------
                                    NUMBER OF          PERCENT OF        NUMBER OF          PERCENT OF
           NAME OF                COMMON SHARES        CLASS IF 1%     COMMON SHARES        CLASS IF 1%
       BENEFICIAL OWNER         BENEFICIALLY OWNED       OR MORE     BENEFICIALLY OWNED       OR MORE
- ------------------------------  ------------------     -----------   ------------------     -----------
Alan Rosskamm(1)(2)...........         613,357             6.50%            564,101             6.00%
Alma Zimmerman(1).............         550,655             5.93%            547,897             5.92%
Betty Rosskamm(1)(3)..........         251,554             2.71%            247,441             2.68%
Robert Norton(1)(4)...........         125,635             1.35%            143,033             1.54%
Jane Aggers (1)(5)............         115,600             1.24%            129,267             1.39%
Fred Johnson(1)(6)............          46,689               --              46,675               --
John Stec(1)(7)...............          27,267               --              27,249               --
Samuel Krasney(8).............          19,750               --              19,750               --
Ira Gumberg(9)................          21,000               --              21,000               --
Scott Cowen(10)...............          14,800               --              14,800               --
Frank Newman(9)...............          15,000               --              15,000               --
All executive officers and
  Directors as a group
  (12 persons)................       1,841,307(1)(11)     19.05%(11)      1,776,213(1)(11)     18.45%(11)

- ---------------
 (1) With respect to Common Stock beneficially owned by such persons under the Company's Employees' Savings and Profit Sharing Plan, the shares of Common Stock included are as of December 31, 1995, the latest date for which statements are available.

 (2) Includes 144,750 Class A Common Shares and 144,750 Class B Common Shares subject to stock options granted to Mr. Rosskamm exercisable on or prior to May 30, 1996, 54,500 Class A Common Shares and 54,500 Class B Common Shares held as restricted stock under the Company's Executive Incentive Plan, and an aggregate of 181,751 Class A Common Shares and 181,751 Class B Common Shares held by his children, spouse, or by Mr. Rosskamm as trustee for the benefit of family members and charities.

 (3) Includes 19,203 Class A Common Shares and 19,203 Class B Common Shares held by Mrs. Rosskamm as custodian for the benefit of her grandchildren and 50,000 Class A Common Shares and 50,000 Class B Common Shares held by The Rosskamm Family Partnership, with regard to which Mrs. Rosskamm has sole voting and dispositive power.

 (4) Includes 50,250 Class A Common Shares and 50,250 Class B Common Shares subject to stock options granted to Mr. Norton exercisable on or prior to May 30, 1996, 48,250 Class A Common Shares and 48,250 Class B Common Shares held as restricted stock under the Company's Executive Incentive Plan, and an aggregate of 2,250 Class A Common Shares and 2,250 Class B Common Shares owned by Mr. Norton in a fiduciary capacity for the benefit of his children and his spouse.

 (5) Includes 71,250 Class A Common Shares and 71,250 Class B Common Shares subject to stock options granted to Ms. Aggers exercisable on or prior to May 30, 1996 and 30,000 Class A Common Shares and 30,000 Class B Common Shares held as restricted stock under the Company's Executive Incentive Plan.

 (6) Includes 30,750 Class A Common Shares and 30,750 Class B Common Shares subject to stock options granted to Mr. Johnson exercisable on or prior to May 30, 1996, 6,000 Class A Common Shares and 6,000 Class B Common Shares held as restricted stock under the Company's Executive Incentive Plan, and an aggregate of 1,000 Class A Common Shares and 1,000 Class B Common Shares owned by Mr. Johnson in a fiduciary capacity for the benefit of his children.

 (7) Includes 19,750 Class A Common Shares and 19,750 Class B Common Shares subject to stock options granted to Mr. Stec exercisable on or prior to May 30, 1996 and 4,000 Class A Common Shares and 4,000 Class B Common Shares held as restricted stock under the Company's Executive Incentive Plan.

 (8) Includes 17,500 Class A Common Shares and 17,500 Class B Common Shares subject to stock options granted to Mr. Krasney under the 1988 Stock Option Plan for Non-Employee Directors exercisable on or prior to May 30, 1996.

 (9) Includes 15,000 Class A Common Shares and 15,000 Class B Common Shares subject to stock options granted to Mr. Gumberg and Mr. Newman under the 1988 Stock Option Plan for Non-Employee Directors exercisable on or prior to May 30, 1996.

(10) Includes 12,500 Class A Common Shares and 12,500 Class B Common Shares subject to stock options granted to Mr. Cowen under the 1988 Stock Option Plan for Non-Employee Directors exercisable on or prior to May 30, 1996.

(11) Includes 376,750 Class A Common Shares and 376,750 Class B Common Shares subject to stock options granted under the Company's Stock Option Plans and exercisable on or prior to May 30, 1996 and 142,750 Class A Common Shares and 142,750 Class B Common Shares of restricted stock awarded under the Company's Executive Incentive Plan.

SECURITY              Unless otherwise indicated, the following table and notes
OWNERSHIP OF          thereto set forth information as to the only persons or
CERTAIN BENEFICIAL    groups known to the Company, as of March 29, 1996, to be
OWNERS                beneficial owners (as defined by the Securities and
                      Exchange Commission) of more than five percent of the
outstanding Class A Common Shares of the Company. The information provided in connection with this table has been obtained from the Company's records and a review of statements filed with the Securities and Exchange Commission. Unless otherwise indicated, each of the owners listed in the following table has sole voting and investment power with respect to the Class A Common Shares set forth opposite their names:

                                                                  CLASS A COMMON SHARES
                                                             -------------------------------
                                                                 NUMBER OF
                       NAME AND ADDRESS                        COMMON SHARES        PERCENT
                     OF BENEFICIAL OWNERS                    BENEFICIALLY OWNED     OF CLASS
    -------------------------------------------------------  ------------------     --------
    FMR Corp.(1)(2)........................................        938,300            10.10%
    Edward C. Johnson 3d
    82 Devonshire Street
    Boston, MA 02109
    Mrs. Betty Rosskamm(3)(4)..............................        876,737             9.44%
    5555 Darrow Road
    Hudson, OH 44236
    Manning & Napier Advisors, Inc.(1).....................        745,325             8.02%
    1100 Chase Square
    New York, NY 14604
    Mr. and Mrs. Justin Zimmerman(3)(5)....................        692,228             7.45%
    5555 Darrow Road
    Hudson, OH 44236
    Mr. Alan Rosskamm (3)(6)...............................        613,357             6.50%
    5555 Darrow Road
    Hudson, OH 44236
    The State Teachers Retirement..........................        553,900             5.96%
    Board of Ohio(STRS)(7)
    275 East Broad Street
    Columbus, OH 43215
    The Capital Group Companies, Inc.(1)(8)................        525,000             5.65%
    333 South Hope Street
    Los Angeles, CA 90071

- ---------------

(1) The Class A Common Shares listed are reported on a Schedule 13G filed with the Securities and Exchange Commission with respect to holdings as of December 31, 1995.

(2) Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp. ("Fidelity"), reported beneficial ownership of 728,500 Class A Common Shares as a result of acting as investment advisor to several investment funds that hold such Class A Common Shares (the "Funds"). The voting of these 728,500 Class A Common Shares is directed by each of the Funds' Boards of Trustees. In addition, Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp. ("FMTC"), reported beneficial ownership of 209,800 Class A Common Shares. The voting of these 209,800 Class A Common Shares is directed by FMR who has sole voting and dispositive power over these shares.

(3) With respect to Class A Common Shares beneficially owned by such persons under the Company's Employees' Savings and Profit Sharing Plan, the Class A Common Shares included are as of December 31, 1995, the latest date for which statements are available.

(4) Includes 19,203 Class A Common Shares held by Mrs. Rosskamm as custodian for the benefit of her grandchildren and 50,000 Class A Common Shares held by The Rosskamm Family Partnership, with regard to which Mrs. Rosskamm has voting and dispositive power.

(5) Of the 692,228 Class A Common Shares, Mr. Zimmerman disclaims beneficial ownership of 550,655 Class A Common Shares beneficially owned by his wife and Mrs. Zimmerman disclaims beneficial ownership of 141,573 Class A Common Shares beneficially owned by her husband.

(6) Includes 144,750 Class A Common Shares subject to stock options granted to Mr. Rosskamm exercisable on or prior to May 30, 1996, 54,500 Class A Common Shares held as restricted stock under the Company's Executive Incentive Plan, and an aggregate of 181,751 Class A Common Shares held by his children, spouse, or by Mr. Rosskamm as trustee for the benefit of family members and charities.

(7) The Class A Common Shares listed are reported on a Schedule 13G filed with the Securities and Exchange Commission with respect to holdings as of December 31, 1993. No subsequent amendment to the Schedule 13G has been filed of record with the Securities and Exchange Commission.

(8) Capital Research and Management Company, a registered investment adviser, and an operating subsidiary of The Capital Group Companies, Inc., exercised as of December 29, 1995 investment discretion with respect to 525,000 Class A Common Shares or 5.65% of outstanding shares of the class, which were owned by various institutional investors. Such subsidiary has no power to direct the vote of the above shares.


ELECTION OF       The Board of Directors of the Company consists of nine members
DIRECTORS         divided into three classes, each consisting of three members.
                  Since a suitable replacement nominee has yet to be found, a vacancy will remain in the class of 1997. The proxies solicited hereby will not be voted for a greater number of persons than the number of nominees named herein.

     In the event of the death of or inability to serve of any of the nominees, the Proxies will be voted for the election as a Director of such other person as the Board of Directors may recommend. The Board of Directors has no reason, however, to anticipate that this will occur.

NOMINEES TO       The following table sets forth certain information regarding
THE BOARD         the nominees for election as members of the Board of Directors
OF DIRECTORS      and Directors whose terms of office will continue after the
                  Annual Meeting, based upon information furnished to the Company by such persons, except as otherwise noted, as of March 31, 1996.

                                   PRINCIPAL OCCUPATION PAST FIVE YEARS,               DIRECTOR
         NAME                           OTHER DIRECTORSHIPS AND AGE                     SINCE
         ----           -----------------------------------------------------------    --------
                        NOMINEES FOR THE TERM TO EXPIRE IN 1999
Samuel Krasney          Managing Partner, ABBA Capital Enterprises since September       1976
  (1)(2)                1993; Chairman of the Board, President and Chief Executive
                        Officer, Banner Aerospace, Inc. from June 1990 to September
                        1993; Director of Banner Aerospace, Inc., and Waxman
                        Industries, Inc.; age 71.
Frank Newman            President and Chief Executive Officer since February 1996,       1991
  (1)(2)                Chief Operating Officer July 1993 to February 1996, and
                        Director of Eckerd Corporation (retail pharmacy stores)
                        since July 1993; President and Chief Executive Officer, F &
                        M Distributors prior to July 1993 for more than five years;
                        age 47.
Betty Rosskamm          Senior Vice President and Secretary of the Company for more      1967
                        than five years; age 67.

                                   PRINCIPAL OCCUPATION PAST FIVE YEARS,               DIRECTOR
         NAME                           OTHER DIRECTORSHIPS AND AGE                     SINCE
         ----           -----------------------------------------------------------    --------
                        DIRECTORS WHOSE TERMS EXPIRE IN 1997
Alan Rosskamm           Chief Executive Officer of the Company for more than five        1985
                        years, since April 1993, President, and since July 1992,
                        Chairman of the Board; prior to July 1992, President of the
                        Company for more than five years; Director of Charming
                        Shoppes Inc. (women's apparel retailer); age 46.
Scott Cowen             Dean of the Weatherhead School of Management and Professor       1987
  (1)(2)                of Accounting, Case Western Reserve University, for more
                        than five years; Director of American Greetings
                        Corporation, Forest City Enterprises, Inc., LDI
                        Corporation, Premier Industrial Corporation and Society
                        National Bank; age 49.
                        DIRECTORS WHOSE TERMS EXPIRE IN 1998
Robert Norton           Vice Chairman since March 1993 and Chief Financial Officer       1989
                        for more than five years; Executive Vice President from
                        September 1988 to March 1993; Chief Administrative Officer
                        from May 1990 to March 1993; age 49. Mr. Norton has
                        announced his intention to resign as Vice Chairman of the
                        Board and Chief Financial Officer of the Company on or
                        about May 31, 1996.
Alma Zimmerman          Senior Vice President of the Company for more than five          1967
                        years; age 83.
Ira Gumberg             Chief Executive Officer and President of J.J. Gumberg Co.        1992
  (1)                   (real estate management and development) for more than five years; Director of Mellon Bank, N.A.; age 42.

- ---------------

(1) Member of the Audit Committee, which met twice during the fiscal year ended January 27, 1996. This Committee is responsible for reviewing with the independent auditors of the Company the scope and thoroughness of the auditors' examination, reviewing the adequacy of the Company's systems of internal accounting controls with the independent auditors and recommending to the Board of Directors the appointment of independent auditors for the fiscal year.

(2) Member of the Compensation Committee, which met three times during the fiscal year ended January 27, 1996. This Committee has the authority to set the compensation for executive officers of the Company. The Committee also makes recommendations to the Board of Directors with respect to the adoption and amendment of incentive compensation plans and administers those plans approved by the Board of Directors.

     Betty Rosskamm is the mother of Alan Rosskamm.

     Ira Gumberg, a Director of the Company, is President and a principal shareholder of J.J. Gumberg Co. J.J. Gumberg Co. owns or manages numerous shopping centers, approximately 12 of which contain fabric stores of the Company. All of the leases with respect to such stores were entered into prior to Mr. Gumberg becoming a Director of the Company.

     During the fiscal year ended January 27, 1996, there were four meetings of the Company's Board of Directors and one special meeting relating to the Recapitalization Amendment. Each incumbent Director attended at least 75% of the Board meetings and meetings held by the committees on which he or she served. In March 1996, the Board of Directors established a nominating committee. The nominating committee is composed of Mr. Rosskamm, Mr. Newman, Mr. Krasney, Mr. Cowen, and Mr. Gumberg. Such committee is responsible for recommending for nomination on behalf of the Board suitable persons for election as directors when a vacancy exists on the Board.

COMPLIANCE WITH   Based solely upon a review of Forms 3 and 4 and amendments
SECTION 16(A)     thereto furnished to the Company with respect to its most
OF THE            recent fiscal year, and written representations from reporting
EXCHANGE ACT      persons that no Form 5 was required, the Company believes
                  that, during the fiscal year ended January 27, 1996, all filing requirements applicable to its executive officers and Directors were met.

DIRECTORS'        The Company compensates Directors, other than officers who are
COMPENSATION      Directors, for their services on the basis of a $16,000 annual retainer and $1,000 for each day of Board and committee
meetings attended. The Company also maintains the 1988 Stock Option Plan for Non-Employee Directors (the "Directors Plan"), which provides automatic one-time grants of options for 15,000 Class A Common Shares to new Non-Employee Directors as of the date of their initial election and automatic grants of options for 10,000 Class A Common Shares to each Non-Employee Director upon completion of five continuous years of service (commencing in 1989) as a Director. A total of 115,000 Class A Common Shares and 75,000 Class B Common Shares are currently available for issuance upon the exercise of options granted or which may be granted under the Directors Plan. Each option will terminate on the date that is ten years following the date of grant; provided, that, in the event of the retirement of a Director after more than ten years of continuous service, the Compensation Committee may accelerate the date on which any option (outstanding for a period of more than twelve months) becomes exercisable. When an optionee ceases to be a Director of the Company for any reason, that optionee shall continue to have the right to exercise an outstanding option during the three-month period immediately following the date of termination of such service. If the 1996 Stock Option Plan for Non-Employee Directors is approved by shareholders at this Annual Meeting, no further grants will be made under the 1988 Plan.

EXECUTIVE         The following table sets forth information relating to the
COMPENSATION      annual and long-term compensation for the fiscal years ended
                  January 27, 1996, January 28, 1995 and January 29, 1994, for
the Chief Executive Officer and the other four most highly compensated executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG TERM
                                                                                            COMPENSATION
                                                                                  ---------------------------------
                                                                                               AWARDS
                             ANNUAL COMPENSATION                                  ---------------------------------
- ------------------------------------------------------------------------------                       SECURITIES
                                                                       OTHER                         UNDERLYING           ALL
                                                                       ANNUAL                       OPTIONS/SARS         OTHER
                                                                      COMPEN-     RESTRICTED             (E)            COMPEN-
          NAME AND              FISCAL                                 SATION        STOCK         (COMMON SHARES)      SATION
     PRINCIPAL POSITION          YEAR      SALARY(A)     BONUS(B)       (C)       AWARD(S)(D)     -----------------       (F)
- ----------------------------    ------     ---------     --------     --------    -----------     CLASS A   CLASS B     -------
                                                                                                  -------   -------
Alan Rosskamm                    1996      $396,109      $259,994                  $       0           0    50,000      $64,991
  Chairman of the Board,         1995      $352,884      $264,663        --        $ 196,875      15,000    15,000      $79,144
  President and Chief            1994      $341,346      $103,683        --        $       0      15,000    15,000      $18,177
  Executive Officer
Robert Norton                    1996      $333,054      $214,190                  $       0           0    40,000      $16,898
  Vice Chairman of               1995      $321,031      $233,273        --        $ 157,500      12,000    12,000      $16,162
  the Board and Chief            1994      $301,090      $91,485         --        $       0      12,000    12,000      $19,145
  Financial Officer
Jane Aggers                      1996      $294,096      $192,518                  $       0           0    40,000      $17,760
  Executive Vice                 1995      $246,712      $185,034        --        $ 236,250      12,000    12,000      $19,194
  President-                     1994      $217,468      $61,860         --        $ 136,250      32,000    32,000      $10,111
  Merchandising and
    Marketing
Fred Johnson                     1996      $179,341      $77,117                   $       0           0    10,000      $2,250
  Senior Vice President          1995      $172,404      $83,616         --        $  63,000       5,000     5,000      $2,342
  Management Information         1994      $159,231      $30,660         --        $       0      10,000    10,000      $3,428
  Systems
John Stec                        1996      $178,269      $76,656                   $       0           0    10,000      $2,400
  Senior Vice President-         1995      $170,000      $94,150         --        $  63,000       5,000     5,000      $1,808
  Real Estate                    1994      $171,090      $32,459         --        $       0       5,000     5,000      $3,444

- ---------------

(A) Includes amounts earned but deferred pursuant to Section 401(k) of the Internal Revenue Code.

(B) Incentive Bonus Compensation is based on individual percentages established by the Compensation Committee and is based on achievement of pre-established performance goals. Amounts represent bonuses earned in the current fiscal year for which payment is not made until the subsequent fiscal year.

(C) Excludes perquisites and other benefits, unless the aggregate amount of such compensation is greater than the lesser of $50,000 or 10 percent of the total of annual salary and bonus reported for the named executive officer.

(D) Restricted stock consists of Common Stock issued and delivered to the recipient at the time the award is made without payment to the Company, but which are subject to restrictions on transfer for, and forfeiture in the event of termination of employment prior to the expiration of, a specified period of time (generally at the end of a period of five years). The amounts reported in the table represent the market value at the date of grant. For the fiscal years 1996, 1995, and 1994, the executive officers listed in the compensation table hold the following numbers of restricted shares, respectively: Alan Rosskamm -- 0, 12,500, 0 Class A Common Shares and 0, 12,500, 0 Class B Common Shares; Robert Norton -- 0, 10,000, 0 Class A Common Shares and 0, 10,000, 0 Class B Common Shares; Jane Aggers -- 0, 15,000, 10,000 Class A Common Shares and 0, 15,000, 10,000 Class B Common Shares; Fred Johnson -- 0, 4,000, 0 Class A Common Shares and 0, 4,000, 0 Class B Common Shares; John Stec -- 0, 4,000, 0 Class A Common Shares and 0, 4,000, 0 Class B Common Shares. The aggregate number and value of the restricted stock holdings at January 27, 1996 were for Mr. Rosskamm 54,500 Class A Common Shares at $776,625 and 54,500 Class B Common Shares at $688,063, Mr. Norton 48,250 Class A Common Shares at $687,563 and 48,250 Class B Common Shares at $609,156, Ms. Aggers 30,000 Class A Common Shares at $427,500 and 30,000 Class B Common Shares at $378,750, Mr. Johnson 6,000 Class A Common Shares at $85,500 and 6,000 Class B Common Shares at $75,750, and Mr. Stec 4,000 Class A Common Shares at $57,000 and 4,000 Class B Common Shares at $50,500, without giving effect to the diminution of value attributable to the restrictions on such shares. Currently, the Company does not pay cash dividends on its Common Stock; however, from time to time the Board of Directors may re-examine the issue of dividend payments. The shares of restricted stock would participate the same as other shares of Common Stock of the Company regarding dividend payment.

(E) The Company's 1990 Employees Stock Option and Stock Appreciation Rights Plan, as amended, provides for the award of incentive and non-qualified stock options which may be Class A Common Shares or Class B Common Shares or a combination thereof and stock appreciation rights to key employees of the Company.

(F) Reflects matching contributions, equal to 50% of a participant's first 4% under the Company's Employees' Savings and Profit Sharing Plan and amounts accrued by the Company for potential benefits earned under the Company's 1979 Supplemental Retirement Benefit Plan (the "1979 Plan"). The 1979 Plan provides benefits, subject to forfeiture, to such employees upon normal retirement, early retirement or total disability. In fiscal years 1996, 1995 and 1994, the Company had accrued, under the 1979 Plan, for the executive officers listed in the compensation table, the following amounts, respectively: Alan Rosskamm -- $0, $0, $13,680; Robert Norton -- $14,648, $14,648, $14,648; Jane Aggers -- $15,510, $17,448, $5,816; Fred
    Johnson -- $0, $0, $0; John Stec -- $0, $0, $0. Mr. Rosskamm's participation under the 1979 Plan has been terminated and has been replaced with a Split Dollar Life Insurance arrangement with a trust established by Alan Rosskamm, pursuant to which the Company and that trust will share in the premium costs of whole life insurance policies that pay death benefits of not less than $10 million upon the death of Alan or Barbara Rosskamm (whichever occurs later). The split-dollar insurance arrangement is structured such that all premium payments are returned to the Company. The present value of Mr. Rosskamm's insurance arrangement for fiscal year 1996 is $62,741.

                              OPTION GRANTS TABLE

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information relating to stock option grants during the last fiscal year for the Chief Executive Officer and the other four most highly compensated executives of the Company. No grants of Class A Common Shares were made during the last fiscal year to these individuals.

                               INDIVIDUAL GRANTS
- -------------------------------------------------------------------------------            POTENTIAL
                    NUMBER OF                                                         REALIZABLE VALUE AT
                    SECURITIES         PERCENT
                    UNDERLYING         OF TOTAL       EXERCISE                      ASSUMED ANNUAL RATES OF
                     OPTIONS           OPTIONS         OR BASE                     STOCK PRICE APPRECIATION
                     GRANTED          GRANTED TO      PRICE PER                       FOR OPTION TERM (4)
                     (COMMON         EMPLOYEES IN      COMMON       EXPIRATION     -------------------------
     NAME          SHARES) (1)       FISCAL YEAR        SHARE        DATE (3)          5%            10%
- --------------    --------------     ------------     ---------     -----------    ----------     ----------
Alan Rosskamm     Class B 50,000(2)      12.0%         $ 11.50      12/14/2005      $ 361,614      $ 916,402
Robert Norton     Class B 40,000(2)       9.6%         $ 11.50      12/14/2005      $ 289,292      $ 733,122
Jane Aggers       Class B 40,000(2)       9.6%         $ 11.50      12/14/2005      $ 289,292      $ 733,122
Fred Johnson      Class B 10,000(2)       2.4%         $ 11.50      12/14/2005      $  72,323      $ 183,280
John Stec         Class B 10,000(2)       2.4%         $ 11.50      12/14/2005      $  72,323      $ 183,280

- ---------------

(1) The option holder has the right to pay the exercise price by delivering previously acquired shares of the Company's Common Stock and to have shares withheld to satisfy tax withholding requirements in connection with the exercise of options. Such options become immediately exercisable upon a Change in Control of the Company, as defined in the option plan. Options are nontransferable other than by will or the laws of descent and distribution.

(2) Options become exercisable in four equal annual installments commencing December 15, 1996.

(3) Options were granted for a term of ten years, subject to earlier termination in certain events related to termination of employment.

(4) The amounts under the columns labeled "5%" and "10%" are included by the Company pursuant to certain rules promulgated by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, in the price of Class B Common Shares. Such amounts are based on the assumption that the named persons hold the options granted for their full ten year term and that the market value of the shares appreciate, in value from the market value on the date of grant at the 5% and 10% annualized rates.

                   OPTION EXERCISES AND YEAR-END VALUE TABLE

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

     The following table provides information relating to aggregate option exercises during the last fiscal year and fiscal year-end option values for the Chief Executive Officer and the other four most highly compensated executive officers of the Company.

                                                             NUMBER OF
                                                            SECURITIES
                                                            UNDERLYING                   VALUE OF UNEXERCISED
                                                            UNEXERCISED                      IN-THE MONEY
                                                            OPTIONS AT                        OPTIONS AT
                      COMMON                             JANUARY 27, 1996                  JANUARY 27, 1996
                  SHARES ACQUIRED      VALUE       -----------------------------     -----------------------------
     NAME           ON EXERCISE       REALIZED     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
- --------------    ---------------     --------     -----------     -------------     -----------     -------------
Alan Rosskamm     Class A      0         $0          152,250           31,250         $ 898,516        $ 130,562
                  Class B      0         $0          152,250           81,250         $ 898,516        $ 130,562
Robert Norton     Class A      0         $0           50,250           25,000         $ 187,901        $ 104,450
                  Class B      0         $0           50,250           65,000         $ 187,901        $ 104,450
Jane Aggers       Class A      0         $0           66,000           30,000         $ 297,465        $ 111,237
                  Class B      0         $0           66,000           70,000         $ 297,465        $ 111,237
Fred Johnson      Class A      0         $0           30,125           11,875         $ 134,837        $  41,800
                  Class B      0         $0           30,125           21,875         $ 134,837        $  41,800
John Stec         Class A      0         $0           24,625            8,750         $ 101,915        $  34,612
                  Class B      0         $0           24,625           18,750         $ 101,915        $  34,612

CHANGE OF CONTROL AND EMPLOYMENT AGREEMENTS

     The Company has entered into separate agreements (collectively, the "Agreements") with Alan Rosskamm, Robert Norton and Jane Aggers. The Agreements are designed to retain the executives and provide for continuity of management in the event of any actual or threatened change in the control of the Company. Each agreement only becomes operative upon a "Change in Control" of the Company (as defined in the Agreements) and only if the executive is then in the employ of the Company. After a Change in Control, each Agreement becomes, in effect, a two-year employment agreement, providing a salary, bonus and other employee benefits at not less than the levels existing prior to the Change in Control. If the executive is terminated by the Company without "cause" as defined in the Agreement or terminates his or her employment following a significant change in his or her duties, the employee will be entitled to receive compensation and benefits for the balance of the two-year period. The executive is obligated to endeavor to mitigate damages by seeking comparable employment elsewhere and, to the extent the employee receives compensation and benefits from another employer, the foregoing payments and benefits provided by the Company will be reduced accordingly. In each Agreement, the executive agrees that the employee will forfeit the foregoing payments and benefits if the employee engages in competition with the Company during the period that any payments are made or benefits provided under the Agreement.

     On March 19, 1996, Robert Norton announced his intention to resign as Vice Chairman of the Board and Chief Financial Officer of the Company effective on or about May 31, 1996. Under the existing employment agreement between Mr. Norton and the Company, Mr. Norton has agreed not to compete with the Company through February 28, 2000 and the Company has agreed to provide Mr. Norton, effective upon termination of his employment, with the following compensation and benefits: (i) the Company will continue to pay Mr. Norton his current annual base salary of $335,000 through August 31, 1997; (ii) the Company will continue to provide Mr. Norton with group health and hospitalization coverage and group term life insurance until the earlier of August 31, 1997 or the date on which he first obtains employment that provides such benefits; and (iii) the Company will transfer to Mr. Norton title to the car leased on his behalf by the Company. Mr. Norton's employment agreement also provides that, effective upon termination of his employment, stock options to acquire 16,000 Class A Common Shares and 26,000 Class B Common Shares held by Mr. Norton, previously not exercisable, will become immediately exercisable for a three-month period thereafter, and 12,000 Class A Common Shares and 12,000 Class B Common Shares of restricted stock held by Mr. Norton that currently have not vested will vest, although the parties are currently discussing certain modifications to this arrangement. Options and restricted stock held by Mr. Norton that are scheduled to vest after August 31, 1997 will be forfeited.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors ("Committee") establishes levels of compensation for the Chief Executive Officer and the other four most highly compensated executive officers, as well as the Company's other executive officers. The Committee also makes recommendations to the Board of Directors with respect to the adoption and amendment of incentive compensation plans and administers those plans approved by the Board of Directors. The Committee is composed of three non-employee Directors and is accountable to the Board of Directors on all compensation matters regarding executive officers.

     The overall strategy of the Committee is to design and implement compensation programs that will lead to increases in the Company's return on shareholders' equity over the long-term. The Committee's strategy is to design a compensation program that will enable the Company to attract, motivate, and retain key executives and to establish and maintain a performance and achievement-oriented environment. The principal elements of this strategy, in addition to competitive salaries, includes an annual bonus program that is based on operating profit before taxes and long-term equity incentives whose value is dependent on the market price of the Company's Common Stock. These elements are designed to operate on an integrated basis that enhances the Company's long-term business objectives. They are described separately in more detail below.

  Salary

     The Compensation Committee strives to provide a competitive total compensation package that helps to attract and retain the best people in the industry. Salaries are generally set above the average of the salaries of comparable officers at companies that are considered comparable. Salary information about comparable companies is determined by direct reference to public disclosures made by selected, publiclyheld companies in the specialty retail industry as well as companies in the fabric and craft industries, with consideration given to the relative sales volume of such companies. These companies include many of the companies in the S&P Retail Specialty Index reflected in the performance graph set forth below. In addition, the Compensation Committee from time to time obtains additional information about industry salary levels from a nationally recognized employment consultant who has significant experience in the retail industry.

     In general, base salary and other components of compensation are tiered by job responsibility, with the Chief Executive Officer, Chief Financial Officer, and the Executive Vice President-Merchandising and Marketing occupying the top tier. During the 1996 fiscal year, the Compensation Committee increased the average base salaries during the annual performance reviews of the top tier by 9.46%.

  Bonus

     The Compensation Committee places strong emphasis on annual incentive compensation as a means for building shareholder value over the long term through consistent annual progress toward improvement in operating profits. The Company's Key Management Incentive Plan provides a vehicle for the payment of significant cash bonuses if predetermined levels of operating profit before taxes are achieved during the year. This operating profit goal is established at a level which exceeds the Company's prior year's operating profit. Bonuses are not payable under this Plan to the individuals in the top tier unless the minimum operating profit target is achieved. During the fiscal year ended January 27, 1996, the Company's operating profit exceeded the minimum goal. The amount payable under this Plan is scaled up to a specified maximum for superior profit performance. In addition to the corporate operating profit goal, the specific award payable to an executive officer is adjusted based on the degree by which he or she also meets individual performance goals suitable for the particular position, which are also determined annually in advance by the Compensation Committee in the case of the Chief Executive Officer, and in all other cases by the Chief Executive Officer or the supervising executive officer.

     The Key Management Incentive Plan is administered in such a way as to focus the efforts of participants on meeting the expectations of customers and shareholders through teamwork. The Plan's foundation on overall operating profits is intended to provide a common objective that all participants share, thereby linking their interests with those of the Company's shareholders.

     The amounts available for award under this Plan are determined annually. In general, the award potential for the Chief Executive Officer and the next two most highly compensated executive officers is designed to provide a minimum bonus, if any bonus is payable for the year, of 25 percent of the individual's base salary and a maximum bonus of 75 percent. Bonuses for other executive officers are designed to amount to a smaller percentage of salary.

  Stock Options and Restricted Stock

     The Compensation Committee also selects the recipients and determines the level of awards of stock options and restricted stock. The option program includes approximately 1,120 participants, including not only officers but all levels of the Company's management through the level of store managers. The number of shares of Common Stock covered by each award is scaled by the Compensation Committee in its discretion according to compensation level and job classification. In exercising this discretion, the Committee took into consideration the overall number of shares of Common Stock available for grant, the number of options outstanding, the number of shares exercisable, and the option price in comparison to the market price for the underlying stock. Options granted to the Chief Executive Officer during the 1996 fiscal year represented
12.0 percent of all option grants during the year, and grants to the other four most highly compensated executive officers of the Company amounted to approximately 24 percent in the aggregate. This broad participation in the stock option program reflects the Compensation Committee's strong belief that by providing additional incentives to key employees who have substantial responsibility for the management and growth of the Company, the best interests of the shareholders and management will be closely aligned.

     Options granted during the 1996 fiscal year vest at the rate of 25 percent per year. This vesting schedule reflects the Compensation Committee's determination that options are designed to have a long-term retention effect and that benefits are realizable over a period of four years.

     The Compensation Committee also awards restricted stock as a compensation vehicle and to attract and retain key executive managers. Generally, awards are made upon hire or promotion or to recognize superior performance. Currently, seventeen participants hold an award.

     All awards of restricted stock made during the last three fiscal years have provided for vesting at the end of a period not less than four years and not more than five years after the date of the award. Since the recipient of such an award would forfeit all of the shares of Common Stock if he or she were to leave the Company before the end of the vesting period, the Compensation Committee believes that these awards are a significant factor in the retention of key management personnel and induce a long-term view among key executive officers. Restricted stock is also considered a useful compensation vehicle because, even after it becomes nonforfeitable, it tends to reinforce the recipient's commitment to continued growth of the Company and appreciation in the market price of its Common Stock over the long-term.

     Effective January 1, 1994, the Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code. Section 162(m) generally provides that certain compensation in excess of $1 million per year paid to a company's chief executive officer and any of its four other highest paid executive officers is no longer deductible to a company beginning in the 1994 tax year unless the compensation qualifies for an exception. The Committee recognizes that a portion of the compensation to be paid to its executive officers in future years may exceed $1 million and therefore, will not be deductible, however the Committee believes that the benefits of securing the services of these executive officers outweigh the Company's inability to obtain a tax deduction for any such compensation.

DISCUSSION OF FISCAL 1996 COMPENSATION FOR THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

     In considering the compensation for the Chairman and Chief Executive Officer for fiscal 1996, the Committee reviewed his existing compensation arrangements and both the Company's and individual's performance during fiscal 1995. The Committee's decisions took into consideration the fact that financial performance for the year ended January 28, 1995 (fiscal 1995) was improving. The Committee accordingly made the following determinations regarding Mr. Rosskamm's compensation for the year ended January 27, 1996 (fiscal 1996):

     - Effective March 1, 1995, Mr. Rosskamm's base salary was increased by 13% from $354,000 to $400,000 based on the Committee's positive assessment of his performance and contributions during fiscal 1995 as Chairman of the Board, President and Chief Executive Officer. The average salary increase for all individuals in the senior management group was 8%.

     - Based on the financial performance of the Company for fiscal 1996, the Committee approved an annual incentive compensation award of $259,994. This represents 66% of Mr. Rosskamm's salary, which represents the upper quintile of the range of payments under the Key Management Incentive Plan, because the Company's operating profit of approximately $27,900,000 exceeded the goal for fiscal year 1996 under the plan, which was established prior to the start of fiscal 1996.

     - The Committee awarded Mr. Rosskamm stock options for 50,000 Class B Common Shares. This represented 12% of the total number of shares awarded to all employees during fiscal 1996.

     - As part of his overall compensation package Mr. Rosskamm is provided a split dollar life insurance arrangement for Mr. Rosskamm and his wife, which replaced the Supplemental Retirement Plan provided by the Company to Mr. Rosskamm in fiscal 1995.

     The foregoing report on fiscal year 1996 executive compensation was submitted by the Compensation Committee and shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A promulgated by the Securities and Exchange Commission or Section 18 of the Exchange Act. The names of the Directors who serve on the Compensation Committee are set forth below:

                                            COMPENSATION COMMITTEE

                                            SAMUEL KRASNEY (Chairman)
                                            SCOTT COWEN
                                            FRANK NEWMAN

PERFORMANCE       Set forth below is a line graph comparing the yearly
GRAPH             percentage change in the cumulative shareholder return, which includes the reinvestment of cash dividends (if applicable), of the Company's Class A Common Shares and Class B Common
Shares with the cumulative total return of the S&P Composite -- 500 Stock Index and the S&P Retail Specialty Index for the Company as of January 31, (the date nearest the end of the Company's fiscal year for which index data is readily available) for each of the Company's last five years.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                                                   S&P COM-
      MEASUREMENT PERIOD          FCA CLASS A     FCA CLASS B    POSITE - 500      S&P SPE-
    (FISCAL YEAR COVERED)        COMMON SHARES   COMMON SHARES      INDE X       CIALTY INDEX
1991                                       100             100             100             100
1992                                       216             216             123             135
1993                                        86              86             136             178
1994                                        92              92             153             174
1995                                        86              86             154             173
1996                                       143             129             213             161

* ASSUMES $100 INVESTED ON JANUARY 31, 1991 IN EACH OF THE COMPANY'S CLASS A COMMON SHARES AND CLASS B COMMON SHARES, S&P COMPOSITE -- 500 STOCK INDEX & S&P RETAIL SPECIALTY INDEX AND THAT ALL DIVIDENDS WERE REINVESTED.

APPROVAL OF THE       The Board of Directors adopted on March 13, 1996, subject
1996 STOCK OPTION     to the approval of the Company's shareholders, the 1996
PLAN FOR NON-         Stock Option Plan for Non-Employee Directors (the "Plan")
EMPLOYEE              to assist the Company in continuing to attract and retain
DIRECTORS             highly-qualified non-employee directors. The principal
                      provisions of the Plan are summarized below; however, the
summary is qualified by reference to the complete text of the Plan. Shareholders may obtain a copy of the Plan by writing to Mr. Alan Rosskamm, Chairman, Fabri-Centers of America, Inc., 5555 Darrow Road, Hudson, Ohio 44236. Upon approval of the Plan by the Company's shareholders, no additional option grants will be made under the 1998 Stock Option Plan for Non-Employee Directors (the "Predecessor Plan").

     The Plan is to be administered by a committee consisting not less than two directors of the Company (the "Committee"). No member of the Committee may participate in the Plan.

     Each director of the Company who is not an employee of the Company or any of its subsidiaries is eligible to participate in the Plan. Each newly elected non-employee director shall automatically be granted, on the date of his or her election to the Board of Directors, an option to purchase 7,500 Class A Common Shares and an option to purchase 7,500 Class B Common Shares.

     Each continuing non-employee director of the Company shall automatically be granted, upon approval of the Plan and at the end of each Year (as defined in the Plan) thereafter, an option to purchase the number of Class A Common Shares and Class B Common Shares of the Company as follows:

          (i) 2,000 Class A Common Shares for each continuous Year of service as a non-employee director completed through and including February 1, 1997 less the number of shares of the Company's Common Stock originally purchasable upon exercise of any options awarded to such director for continuous service under the Predecessor Plan and the Plan; and

          (ii) 1,500 Class A Common Shares and 1,500 Class B Common Shares for each continuous Year of service as a non-employee director completed after February 1, 1997 less the number of shares of the Company's Common Stock originally purchasable upon exercise of any options awarded to such director for continuous service under the Plan.

     The option price for any option granted pursuant to the Plan shall be equal to the fair market value of a share of Common Stock on the date the option is granted. For purposes of the Plan, a Year shall be the period beginning on the date of each Annual Meeting of Shareholders held on or after June 5, 1989 and ending on the date of the next succeeding Annual Meeting of Shareholders.

     A total of 124,000 Class A Common Shares and 100,000 Class B Common Shares are available for issuance upon the exercise of options granted under the Plan. This number is subject to adjustment in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, exchange of shares or other change in the corporate structure of the Company.

     All options granted under the Plan will have an exercise price equal to 100% of the fair market value of the shares of Common Stock on the date the option is granted. Payment of the option price may be made in cash, by delivery of shares of the Company's Common Stock (taken at their fair market value on the date of exercise), or partly in cash, and partly in shares of the Company's Common Stock at the election of the optionee. No option granted under the Plan may be exercised prior to the completion of one year of continuous service as a director of the Company after the date of grant. Options granted under the Plan shall become exercisable in installments of one-fourth of the total shares of the Company's Common Stock subject to the option upon completion of each of four successive one-year periods of continuous service after the date of grant. Each option shall terminate on the date that is ten years following the date of grant.

     In the event of a Change of Control of the Company (as defined in the Plan), any outstanding option or any portion of an outstanding option becomes immediately exercisable.

     When an optionee ceases to be a director of the Company for any reason, that optionee shall continue to have the right to exercise an outstanding option during the three-month period immediately following the date of termination of such service.

     A director who is granted an option under the Plan will realize no income, and the Company will be entitled to no deduction, for federal income tax purposes, at the time of the grant. When a stock option is exercised, the optionee will realize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares of Common Stock at the date of exercise over the option price. Disposition of shares of the Company's Common Stock acquired by exercise of a stock option will result in either a short-term or long-term capital gain or loss, depending on the holding period and tax basis of such shares.

     If the Plan becomes effective, and if the director nominees listed under "Election of Directors" are elected at the Annual Meeting, the following persons will be granted an option to purchase the following Class A Common Shares, as of the effective date of the Plan. Additional grants of options for 1,500 Class A Common Shares and 1,500 Class B Common Shares will be granted on each anniversary of service as a continuing non-employee director.

                                                           NUMBER OF SECURITIES
                                                            UNDERLYING OPTIONS
                                                              GRANTED ON THE
                                                              EFFECTIVE DATE
                                                                OF THE PLAN
                                                           ---------------------
                                                           CLASS A COMMON SHARES
                                                           ---------------------
          Scott Cowen                                               4,000
          Samuel Krasney                                            4,000
          Frank Newman                                              8,000
          Ira Gumberg                                               8,000
          All Non-Employee Directors                               24,000
            as a Group (4 persons)

     Approval of the Plan requires the affirmative vote of the holders of at least a majority of the Class A Common Shares represented at the meeting and entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.






INDEPENDENT       Arthur Andersen LLP have been appointed as the Company's
AUDITORS          independent auditors for the fiscal year ending February 1,
                  1997. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting with an opportunity to make a statement if he desires to do so and to answer appropriate questions with respect to that firm's examination of the Company's financial statements and records for the fiscal year ended January 27, 1996.

PROXY             The Company will bear the expense of preparing, printing and
SOLICITATION      mailing this Proxy Statement. In addition to solicitation by mail, officers and regular employees of the Company may
solicit by telephone the return of Proxies. The Company will request brokers, banks and other custodians, nominees and fiduciaries to send Proxy material to beneficial owners and will, upon request, reimburse them for their expense.

SHAREHOLDERS'     The deadline for shareholders to submit proposals to be
PROPOSALS         considered for inclusion in the Proxy Statement for the 1997
                  Annual Meeting of Shareholders is expected to be February 1, 1997.

ANNUAL            The Company's Annual Report for the fiscal year ended January
REPORT            27, 1996, including financial statements of the Company and the report thereon of Arthur Andersen LLP, is being mailed to holders of Class A Common Shares with this Notice of Annual Meeting and Proxy Statement.




                                          BETTY ROSSKAMM,
                                          Secretary

By order of the Board of Directors
May 10, 1996

                           FABRI-CENTERS OF AMERICA, INC.

                              BOARD OF DIRECTORS PROXY
      P                     ANNUAL MEETING, JUNE 12, 1996
      R
      O
      X    At the Annual Meeting of Shareholders of the Company to be held
      Y    on June 12, 1996, and at any adjournment, Alma Zimmerman,
           Alan Rosskamm, and Scott Cowen, or any one of them, is hereby authorized to represent me and thereat to vote my shares on the following:

               1. Election of Directors. The nominees of the Board of Directors to               (change of address)
                  the class whose term of office will expire in 1999 are:
                                                                                        --------------------------------------
                  Samuel Krasney, Betty Rosskamm, and Frank Newman                      --------------------------------------
                                                                                        --------------------------------------
               2. Adoption of the 1996 Stock Option Plan for Non-Employee Directors.    --------------------------------------
                                                                                        --------------------------------------
                                                                                        (If you have written in the above space,
                                                                                        please mark the corresponding box on the
                                                                                        reverse side of this card.)

           PLEASE DATE AND SIGN EXACTLY AS THE NAMES APPEAR ON THE FACE OF THE
           PROXY AND RETURN BY MAIL PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH
           REQUIRES NO POSTAGE.

           SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES WILL BE VOTED AS
           SPECIFIED. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE
           VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED
           ABOVE AND FOR THE PROPOSAL TO ADOPT THE 1996 STOCK OPTION PLAN FOR
           NON-EMPLOYEE DIRECTORS.
                                                                                                SEE REVERSE
                                                                                                   SIDE
- --------------------------------------------------------------------------------
       Please sign and detach card above and place in envelope provided.

[X] PLEASE MARK YOUR                                                                                            SHARES IN YOUR NAME
    VOTES AS IN THIS
    EXAMPLE.


1. Election of                 FOR               WITHHELD   2.  Adoption of the       FOR       AGAINST     ABSTAIN
   Directors                                                    1996 Stock
   (see reverse)               [ ]                 [ ]          Option Plan for        [ ]         [ ]         [ ]
                                                                Non-Employee
(INSTRUCTIONS: To withhold authority to vote for any            Directors.
 individual nominee(s), write the name(s) of the nomi-          (see reverse)
 nee(s) in the space provided below.)
 _______________________________________________________




                                                                  Change
                                                                    of       [ ]
                                                                  Address

                                                                  Attend     [ ]
                                                                  Meeting

       SIGNATURE(S) ___________________________________________   DATE __________________

       SIGNATURE(S) ___________________________________________   DATE __________________
       Please give title when signing as executor, administrator, trustee, attorney or other representative. If shares are registered in the names of joint tenants or trustees, each joint tenant or trustee should sign.

- ------------------------------------------------------------------------------------------------------------------------------------
       Please sign and detach card above and place in envelope provided.

                       CONFIDENTIAL VOTING INSTRUCTIONS
 TO: SOCIETY NATIONAL BANK, TRUSTEE UNDER THE FABRI-CENTERS OF AMERICA, INC.
                  EMPLOYEES' SAVINGS AND PROFIT-SHARING PLAN

         Pursuant to the provisions of the Fabri-Centers of America, Inc. Employees' Savings and Profit-Sharing Plan, the undersigned, as a participant in or beneficiary of the Plan, having received the Notice and accompanying Proxy Statement for the Annual Meeting of Shareholders of the Company to be held on June 12, 1996, hereby directs the Trustee to vote (in person or by proxy) shares of Common Stock of the Company credited to the undersigned's account under the Plan on the record date for the Meeting, and at any adjournment thereof, on the following:

1. Election of  Directors. The nominees of the Board of Directors to the class whose term of office will expire in 1999 are:
                                                                                                (change of address)
   Samuel Krasney, Betty Rosskamm, and Frank Newman
                                                                                    --------------------------------------------
2. Adoption of the 1996 Stock Option Plan for Non-Employee Directors.               --------------------------------------------
                                                                                    --------------------------------------------
                                                                                    --------------------------------------------
                                                                                    --------------------------------------------
                                                                                    (If you have written in the above space,
                                                                                    please mark the corresponding box on the
                                                                                    reserve side of this card.)

PLEASE SIGN AND DATE EXACTLY AS THE NAME APPEARS ABOVE AND RETURN BY MAIL PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE.

SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES WILL BE VOTED AS
SPECIFIED. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED
FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ABOVE AND
FOR THE PROPOSAL TO ADOPT THE 1996 STOCK OPTION PLAN FOR
NON-EMPLOYEE DIRECTORS.                                            SEE REVERSE
                                                                       SIDE
- --------------------------------------------------------------------------------
       Please sign and detach card above and place in envelope provided.

[X] PLEASE MARK YOUR                                                                                            SHARES IN YOUR NAME
    VOTES AS IN THIS
    EXAMPLE.


1. Election of                 FOR               WITHHELD   2.  Approval of           FOR       AGAINST     ABSTAIN
   Directors                                                    the 1996 Stock
   (see reverse)               [ ]                 [ ]          Option Plan for        [ ]         [ ]         [ ]
                                                                Non-Employee
(INSTRUCTIONS: To withhold authority to vote for any            Directors.
 individual nominee(s), write the name(s) of the nomi-          (see reverse)
 nee(s) in the space provided below.)
 _______________________________________________________




                                                                  Change
                                                                    of       [ ]
                                                                  Address

                                                                  Attend     [ ]
                                                                  Meeting

       SIGNATURE(S) ___________________________________________   DATE __________________

       These confidential voting instructions will be seen only by authorized personnel of the Trustee.

- ------------------------------------------------------------------------------------------------------------------------------------
       Please sign and detach card above and place in envelope provided.